UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2022
______________________
State Street Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 18, 2022, State Street Corporation held its annual meeting of shareholders. At the meeting, 329,967,040 shares of State Street’s common stock were represented in person or by proxy. This represented approximately 89.8% of the 367,444,318 shares of State Street’s common stock outstanding as of the close of business on March 22, 2022, the record date for the meeting. The following matters were voted on at the meeting:

•the election of thirteen director nominees;
•the approval of an advisory proposal on executive compensation;
•the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2022; and
•a shareholder proposal relating to asset management stewardship activities.

The shareholders voted: to elect the thirteen director nominees; to approve the advisory proposal on executive compensation; to ratify the selection of the independent registered public accounting firm; and against the shareholder proposal.

The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes

Marie A. Chandoha	307,105,869	1,429,787	261,191	21,170,193
DonnaLee DeMaio	307,875,037	647,962	273,848	21,170,193
Patrick de Saint-Aignan	296,146,432	12,388,876	261,539	21,170,193
Amelia C. Fawcett	292,129,926	16,421,155	245,766	21,170,193
William C. Freda	306,283,955	2,254,740	258,152	21,170,193
Sara Mathew	290,545,451	17,994,615	256,781	21,170,193
William L. Meaney	302,840,010	5,668,388	288,449	21,170,193
Ronald P. O'Hanley	285,868,304	22,392,923	535,620	21,170,193
Sean O' Sullivan	307,575,440	892,350	329,057	21,170,193
Julio A. Portalatin	307,669,494	789,218	338,135	21,170,193
John B. Rhea	307,542,574	995,754	258,519	21,170,193
Richard P. Sergel	291,741,282	16,801,218	254,347	21,170,193
Gregory L. Summe	289,020,700	19,511,742	264,405	21,170,193

Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
291,379,618	16,207,290	1,209,939*	21,170,193
94.7%	5.3%	*	*

Proposal 3 - Ratification of the selection of Ernst & Young LLP as State Street’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2022

For	Against	Abstain	Broker Non-Votes
311,932,931	17,876,755	157,354*	**
94.6%	5.4%	*	**

Proposal 4 – Shareholder Proposal

For	Against	Abstain	Broker Non-Votes
27,194,837	278,429,451	3,172,559*	21,170,193
8.9%	91.1%	*	*

* Not counted as votes cast
** Not applicable

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan,
		Title:	Executive Vice President, General Counsel and Secretary
Date:	May 23, 2022